Exhibit 99.1

LandBridge Company LLC

Unaudited Pro Forma Condensed Consolidated Financial Statements

Introduction

LandBridge Company LLC (the “Company”) was formed on September 27, 2023 by WaterBridge NDB LLC, and prior to July 1, 2024, did not have historical financial operating results. For purposes of amounts prior to July 1, 2024, our accounting predecessor is DBR Land Holdings LLC, which was formed in September 2021.

The following unaudited pro forma condensed consolidated statement of operations reflects the historical consolidated results of DBR Land Holdings LLC, prior to July 1, 2024, on a pro forma basis to give effect to the following transactions (collectively, the “Transactions”), which are described in further detail below, as if they had occurred on January 1, 2024, for purposes of the unaudited pro forma condensed consolidated statement of operations:

Pro Forma Condensed Consolidated Statement of Operations

•	the contemplated transactions described under “Summary—Initial Public Offering and Corporate Reorganization” elsewhere in this prospectus;

•	the initial public offering of Class A shares representing limited liability company interests (“Class A shares”) and the use of the net proceeds (the “Offering”);

•	a provision for corporate income taxes for the year ended December 31, 2024, inclusive of all U.S. federal, state and local income taxes; and

•	the acquisition of the East Stateline Ranch assets (“East Stateline Acquisition”).

•

the acquisition of the Wolf Bone Ranch assets (“Wolf Bone Acquisition”) described under “Summary—Recent Developments—Recent Acquisition” elsewhere in this prospectus and related private placement described under “Summary—Recent Developments—December Private Placement” elsewhere in this prospectus.

The unaudited pro forma condensed consolidated statement of operations of the Company is based on the audited historical consolidated statement of operations of the Company for the year ended December 31, 2024 having been adjusted to give effect to the described Transactions as if they occurred on January 1, 2024.

The unaudited pro forma condensed consolidated statement of operations has been prepared on the basis that the Company is taxed as a corporation under the Internal Revenue Code of 1986, as amended.

The pro forma data presented reflect events directly attributable to the described Transactions and certain assumptions the Company believes are reasonable. The pro forma data are not necessarily indicative of financial results that would have been attained had the described Transactions occurred on the dates indicated above or which could be achieved in the future because they necessarily exclude various operating expenses, such as incremental general and administrative expenses associated with being a public company. The adjustments are based on currently available information and certain estimates and assumptions. Therefore, the actual adjustments may differ from the pro forma adjustments. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the transactions as contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated financial statements.

Accounting for the Acquisition

The pro forma adjustments within the unaudited pro forma condensed consolidated statement of operations has been made solely for the purposes of providing unaudited pro forma consolidated financial information in accordance with SEC rules including Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosure about Acquired and Disposed Businesses.” Differences between these preliminary estimates and the final reclassification and transaction accounting adjustments may be material.

LandBridge Company LLC

Unaudited Pro Forma Condensed Consolidated Statement of Operations for

the year ended December 31, 2024

	LandBridge Company LLC	Historical East Stateline Ranch	Transaction Accounting Adjustments	Corporate Reorganization and Offering		Pro Forma	Historical Wolf Bone Ranch	Transaction Accounting Adjustments		Combined Pro Forma
Revenues:
Oil and gas royalties	$16,027	$—	$—	$—		$16,027	$—	$—		$16,027
Resource sales	14,964	730	—	—		15,694	—	—		15,694
Resource sales - Related party	387	—	—	—		387	—	—		387
Easements and other surface-related revenues	20,629	3,761	—	—		24,390	2,618	15	(f)	27,023
Easements and other surface-related revenues - Related party	13,486	—	—	—		13,486	—	—		13,486
Surface use royalties	13,121	3,298	—	—		16,419	15,278	—		31,697
Surface use royalties - Related party	18,499	—	—	—		18,499	—	—		18,499
Resource royalties	9,779	623	—	—		10,402	11,881	—		22,283
Resource royalties - Related party	3,062	—	—	—		3,062	—	—		3,062
Other	—	66	—	—		66	—	—		66

Total revenues	109,954	8,478	—	—		118,432	29,777	15		148,224
Resource sales-related expense	2,113	—	—	—		2,113	—	—		2,113
Other operating and maintenance expense	3,174	45	—	—		3,219	1,641	(1,641	)(g)	3,219
General and administrative expense	112,302	64	—	(51,128	)(b)	61,238	611	—		61,849
Depreciation, depletion, amortization and accretion	8,875	17	—	—		8,892	2,438	(2,420	)(g)	8,910

Operating (loss) income	(16,510)	8,352	—	51,128		42,969	25,087	4,076		72,132
Interest expense, net	23,335	—	8,524 (a)	(7,446	)(c)	24,413	—	7,611	(h)	32,024
Other income	(241)	—	—	—		(241)	—	—		(241)

(Loss) income from operations before taxes	(39,604)	8,352	(8,524)	58,574		18,797	25,087	(3,535)		40,349
Income tax expense	1,875	—	—	2,148	(d)	4,023	—	1,575	(i)	5,598

Net (loss) income	(41,479)	8,352	(8,524)	56,426		14,774	25,087	(5,110)		34,751

Net (loss) income attributable to noncontrolling interest	(55,325)	—	—	57,504	(e)	2,179	—	14,999	(j)	17,178

Net income attributable to LandBridge Company LLC	$13,846	$8,352	$(8,524)	$(1,078)		$12,595	$25,087	$(20,109)		$17,574

Net income per class A unit
Basic								(k	)	$0.73
Diluted								(k	)	$0.45
Weighted average class A units outstanding
Basic								(k	)	23,255,419
Diluted								(k	)	76,483,271

Note 1: Basis of Presentation

The pro forma consolidated financial information has been prepared by the Company in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosure about Acquired and Disposed Businesses.” The historical financial information is derived from the financial statements of DBR Land Holdings LLC included elsewhere in this prospectus for periods prior to July 1, 2024. For purposes of the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2024, it is assumed the Transactions had occurred on January 1, 2024.

The unaudited pro forma consolidated financial information was prepared using the acquisition method of accounting in accordance with Accounting Standards Topic (“ASC”) Topic 805, Business Combinations, with the Company as the accounting acquirer, using the fair value concepts defined in ASC Topic 820, Fair Value Measurement, and based on the historical condensed financial statements of the Company and the historical condensed consolidated financial statements of the East Stateline Acquisition and Wolf Bone Acquisition.

The transaction accounting adjustments represent Company management’s best estimates and are based upon currently available information and certain assumptions that we believe are reasonable under the circumstances.

Our management has not identified any reclassification adjustments given all currently available information related to the East Stateline Acquisition, which would be necessary to conform the presentation of its financial statements or accounting policies to those of the Company.

Our management has identified transaction adjustments related to the Wolf Bone Acquisition to eliminate certain assets and liabilities of the acquiree. These transaction adjustments are primarily to adjust the historical Wolf Bone financial information prepared on a legal entity basis to reflect only those assets and liabilities the Company will acquire. We further performed a preliminary review of Wolf Bone’s accounting policies and identified an adjustment to Easements and other surface-related revenues—see below for more information.

Note 2: Purchase Price

We accounted for the East Stateline Acquisition and the Wolf Bone Acquisition as asset acquisitions as they do not meet the definition of a business under generally accepted accounting principles in the United States of America (“U.S. GAAP”). The assets will be recognized at the fair value of the consideration transferred to the seller, plus direct transaction costs in accordance with ASC 805-50-30-1. The purchase price is allocated to the assets and liabilities acquired based on their relative fair values according to ASC 805-50-30-3.

Note 3: Pro Forma Adjustments

The unaudited pro forma consolidated financial information has been prepared to reflect the application of required U.S. GAAP accounting to the East Stateline Acquisition, Wolf Bone Acquisition, and Offering transactions and has been prepared for informational purposes only.

The Company made the following adjustments and assumptions related to the East Stateline Acquisition in the preparation of the unaudited pro forma condensed consolidated statement of operations:

(a)

For the year ended December 31, 2024, reflects increased interest expense of $8.5 million, primarily related to an increase of $6.7 million related to the term loan, $1.1 million related to the revolver, and $0.7 million debt issuance cost amortization related to the increase in commitments on the revolver and term loan. The Company obtained a variable interest rate of three-month SOFR plus spread of 3.350% for an interest rate of 7.636%. The effect of a 1/8 of a percent variance in the interest rate on net income attributable to the Company for the year ended December 31, 2024 is $0.5 million.

The Company made the following adjustments and assumptions related to the Corporate Reorganization and Offering in the preparation of the unaudited pro forma condensed consolidated statement of operations:

(b)

Reflects the RSU expense based on the assumption that the Company’s RSUs were issued on January 1, 2024. In addition, it reflects an adjustment to share-based compensation expense related to Incentive Units to assume the modification from liability to equity accounting occurred as of January 1, 2024.

(c)

Reflects reduction in interest expense of $7.4 million for the year ended December 31, 2024 associated with the Company’s historical interest expense associated with the Credit Facility reflecting the repayment of the debt with the use of proceeds from the Offering.

(d)

Reflects estimated incremental income tax expense of $2.1 million for the year ended December 31, 2024 associated with the Company’s historical results of operations assuming the Company’s earnings had been subject to federal income tax as a subchapter Corporation using a effective tax rate of approximately 21.4% and based on the Company’s ownership of approximately 30.4%. This rate is inclusive of U.S. federal and state income taxes.

(e)

Reflects an increase in consolidated net income attributable to non-controlling interest for the Company for the year ended December 31, 2024. In conjunction with the December Private Placement and associated cancellation of Class B shares, the non-controlling interest was approximately 69.6%. The Company allocates all expense associated with Incentive Units solely to LandBridge Holdings and not the Company. Conversely, all federal tax expenses are allocated solely to the Company and not LandBridge Holdings.

The Company made the following adjustments and assumptions related to the Wolf Bone Acquisition in the preparation of the unaudited pro forma condensed consolidated statement of operations:

(f)	Reflects an adjustment to align the revenue recognition accounting policies of the Company and Wolf Bone as it relates to easement and other surface-related revenues.

(g)	Reflects the elimination of the acquiree’s expenses and depreciation related to assets we are not acquiring.

(h)

For the year ended December 31, 2024, reflects increased interest expense of $7.6 million, primarily related to an increase of $7.0 million related to the term loan, increase of $0.5 million related to the revolver and $0.1 million debt issuance cost amortization related to the increase in proceeds from the term loan. The Company obtained a variable interest rate of three-month SOFR plus spread of 3.350% for an interest rate of 7.636%. The effect of a 1/8 of a percent variance in the interest rate on net income attributable to the Company for the year ended December 31, 2024 is $0.5 million.

(i)

Reflects estimated incremental income tax expense of $1.6 million for the year ended December 31, 2024 associated with the Company’s historical results of operations assuming the Company’s earnings had been subject to federal income tax as a subchapter Corporation using a effective tax rate of approximately 13.9% and based on the Company’s ownership of approximately 30.4%. This rate is inclusive of U.S. federal and state income taxes.

(j)

Reflects an increase in consolidated net income attributable to non-controlling interest for the Company for the year ended December 31, 2024. In conjunction with the December Private Placement and associated cancellation of Class B shares, the non-controlling interest was approximately 69.6%. The Company allocates all expense associated with Incentive Units solely to LandBridge Holdings and not the Company. Conversely, all federal tax expenses are allocated solely to the Company and not LandBridge Holdings.

(k)	Earnings per share on a pro forma basis is computed as follows:

Year Ended December 31, 2024
Numerator
Combined pro forma net income	$34,751
Less: Combined pro forma net income attributable to noncontrolling interests	17,178

Combined pro forma net income attributable to LandBridge Company LLC	17,573
Less: pro forma earnings allocated to participating securities	567

Basic net income attributable to LandBridge Company LLC	$17,006

Plus: Combined pro forma net income attributable to noncontrolling interests	17,178
Plus: Pro forma undistributed earnings reallocation adjustment to participating securities	172

Diluted net income attributable to LandBridge Company LLC	$34,356

Denominator
Basic pro forma weighted average shares outstanding	23,255,419

Dilutive Class B shares	53,227,852

Diluted pro forma weighted average shares outstanding	76,483,271

Basic pro forma net income per share	$0.73
Diluted pro forma net income per share	$0.45

Note 4: Management Adjustments

Following the completion of the East Stateline Acquisition, the Company recognized additional resource royalties and surface use royalties associated with new commercial agreements entered into concurrently with the East Stateline Acquisition. Contemporaneous with closing, the Company entered into new commercial royalty arrangements with WaterBridge associated with produced water and brackish supply water assets which WaterBridge acquired from the seller of the East Stateline Ranch. In the opinion of management, the management adjustments related to the new commercial arrangements are necessary to present a fair representation of the pro forma financial information presented and indicative of additional revenues expected after the East Stateline Acquisition. The management adjustments are based on historical actual volumes for these production activities for the pro forma statement of operations periods presented and agreed-upon rates per the commercial agreements. The management adjustments are not reflected in the unaudited pro forma condensed consolidated statement of operations. Based on the historical volumes and contract rates the management adjustments of approximately $2.8 million in additional revenues for the period from January 1, 2024 to May 10, 2024, reflect the additional royalties that would have been recognized if these commercial agreements had been in place as of January 1, 2024. Pursuant to Rule 11-02(a)(7)(ii)(A) of Regulation S-X, this Note includes adjustments that depict additional revenues expected after the East Stateline Acquisition.

The below tables reflect the additional revenues as if the East Stateline Acquisition had occurred on January 1, 2024. The Company believes there exists a reasonable basis for the adjustments. The pro forma financial information reflects all management adjustments that are, in the opinion of management, necessary to present a fair representation of the pro forma financial information presented.

	Year Ended December 31, 2024
	Net income	Basic income per share	Basic weighted average shares	Diluted income per share	Diluted weighted average shares
	(in thousands except share and per share amounts)
Pro Forma*	$34,751	$0.73	23,255,419	$0.45	76,483,271
Management adjustments
Resource royalties	2,241
Surface use royalties	573

Total management adjustments	2,814

Tax effect	390

Pro forma net income after management adjustments	37,175

Less: Pro forma net income attributable to noncontrolling interests	(19,136)

Pro forma net income attributable to LandBridge Company LLC	$18,039	$0.75	23,255,419	$0.48	76,483,271

*	As shown in the unaudited pro forma condensed consolidated statement of operations for the year-ended December 31, 2024